EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm
The Board of Directors of
The SCO Group, Inc.:
We consent to the use of our report dated February 18, 2005, except as to Note 16, which is as of March 11, 2005, with respect to the consolidated statements of operations and comprehensive income (loss), stockholders’ equity and cash flows for the year ended October 31, 2004, and the related financial statement schedule, incorporated herein by reference.

/s/ KPMG LLP

Salt Lake City, Utah
January 26, 2007